UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2024

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Explanatory Note

Nightfood Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amended Filing”) to its Form 8-K filed on January 30, 2024 (the “Original Filing”). The Amended Filing is solely to correct Exhibit 3.1, the Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Super Voting Preferred Stock (the “Amended Series A COD”), and Exhibit 3.2, the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C COD”). The Amended Series A COD in the Original Filing inadvertently omitted the date of the board of director’s approval, the date of the majority shareholder’s approval, the date of execution and the chief executive officer’s signature. The Series C COD in the Original Filing inadvertently omitted the date of the board of director’s approval, the date of execution and the chief executive officer’s signature. Corrected versions of the Amended Series A COD and the Series C COD, which are identical to the ones filed with the Secretary of State of the State of Nevada on January 26, 2024, are included herewith as Exhibit 3.1 and 3,2 respectively. This Amended Filing does not otherwise amend, update, or change any other disclosure contained in the Original Filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Super Voting Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2024

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

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